Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ironclad Performance Wear Corporation
2201 Park Place, Suite 101
El Segundo, CA 90245

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. -139210 and -145855) of Ironclad Performance Wear Corporation of our report dated March 2, 2011 relating to the consolidated financial statements for the years ended December 31, 2010 and 2009,  which appear in this Form 10-K.

/s/  EFP Rotenberg, LLP
EFP Rotenberg, LLP
Rochester, New York
March 10, 2011